UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2024

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 W. 800 N.
Suite 214
Salt Lake City, Utah	84103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	None	None

Item 8.01 Other Events

Orderly Wind-Up of IONIQ Sciences

After careful consideration with various stakeholders, ProLung Inc. dba IONIQ Sciences (the “Company”) today announced that it will implement an orderly winding-up of its business (the “Orderly Wind-Up”).

Last year, the Company engaged in a series of discussions with the U.S. Food and Drug Administration (“FDA”) to enhance our understanding and clarity regarding the FDA’s substantive review of our De Novo Application. Through these discussions the Company acquired clarification on various facets of the FDA’s additional information requests, including critical elements such as software considerations, biocompatibility, electrical testing, Indications for Use, labeling, and justification for sterility classification.

The FDA requested an additional study to address some of the FDA’s questions and concerns. While the Company was aware that an additional study might be required to gather supplementary data prior to approval, the FDA has requested an extended multi-year follow up period. The request for an extended follow-up period presents significant challenges to the Company’s operational timeline, financial position, capital-raising endeavors, and operations.

Since the Company’s previous disclosure, efforts have continued to raise the capital required to complete the planned trial. Despite these efforts, the Company has been unsuccessful in securing the necessary funding. As a result, the Board of Directors and Secured Note Holders have determined that an orderly wind-up of the Company is required.

Therefore, in light of recent regulatory, industry and fundraising developments, IONIQ Sciences believes that an Orderly Wind-Up of operations in conjunction with its Secured Noteholders is the best path forward. The Orderly Wind-Up, conducted under state law, will involve ceasing operations, settling with secured creditors, settling with unsecured creditors and distributing the remaining, if any, assets to shareholders. Equity shares in the Company will no longer exist at that time.

The Company wishes to thank all those who supported and shared our vision to modernize early-stage cancer detection with our non-invasive solution. The Company also wishes to express our profound sadness for the patients at-risk of cancer who would have benefitted from the innovative healthcare solutions we were developing. It is with a heavy heart that we undertake an Orderly Wind-Up.

Forward looking statements:

The statements contained in this Filing that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean a statement is not forward looking. The forward-looking statements contained in this Filing are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: October 29, 2024	By	/s/ Jared Bauer
Jared Bauer, Chief Executive Officer